SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(B)(2)

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                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

              NEW YORK                                           13-5160382
      (State of incorporation                                 (I.R.S. employer
       if not a national bank)                               identification No.)

           1 WALL STREET                                            10286
          NEW YORK, NEW YORK                                     (Zip Code)
(Address of principal executive offices)

                                Michael Shepherd
                                General Counsel
                                One Wall Street
                                   15th Floor
                            New York, New York 10286
                                Tel: 212 635-6748

           (Name, address and telephone number of agent for service)
           ---------------------------------------------------------

                           GRANITE MORTGAGES 02-2 PLC
              (Exact name of obligor as specified in its charter)

          ENGLAND AND WALES
   (State or other jurisdiction of          (I.R.S. employer identification No.)
    incorporation or organization)

     Fifth Floor, 100 Wood Street
           London EC2V 7EX
         011-44-20-7606 5451
(Address of principal executive offices)                  (Zip Code)


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                  $[o] Series 1 A1 Floating Rate Notes due [o]
                  $[o] Series 1 A2 Floating Rate Notes due [o]
                   $[o] Series 1 B Floating Rate Notes due [o]
                   $[o] Series 1 C Floating Rate Notes due [o]


                      (Title of the indenture securities)

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

                                    GENERAL
Item 1.     General Information

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                  Superintendent of Banks of the State of New York, 2 Rector Street, New York, New York 10006 and Albany, New York, 12203.

                  Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                  Federal Reserve Bank of New York, District No. 2, 33 Liberty Plaza, New York, New York, 10045

                  Federal Deposit Insurance Corporation, Washington, D.C.,
                  20429.

            (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.     Affiliations with the Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Organization Certificate of the Trustee (The Bank of New York, formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.

     2. None; Certificate of Authority being contained in the documents identified above as Exhibit 1.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibit 1.

     4.   A copy of the existing By-Laws of the Trustee.

     5.   Not applicable.

     6.   The consent of the Trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the Trustee, published pursuant to the law or the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London in the United Kingdom, on the 14th day of August, 2002.


                                                  THE BANK OF NEW YORK

                                                  By:  /s/ Kate Russell
                                                       -------------------------
                                                       KATE RUSSELL, AVP

                                                                       EXHIBIT 7

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                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
ASSETS                                                             In Thousands
                                                                 --------------
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin .................................................      $ 3,765,462
  Interest-bearing balances ..................................        3,835,061
Securities:
  Held-to-maturity securities ................................        1,232,736
  Available-for-sale securities ..............................       10,522,833
Federal funds sold and Securities purchased
  under agreements to resell .................................        1,456,635
Loans and lease financing receivables:
  Loans and leases held for sale .............................          801,505
  Loans and leases, net of unearned
    income ...................................................       46,206,726
  LESS: Allowance for loan and
    lease losses .............................................          607,115
  Loans and leases, net of unearned
    income and allowance .....................................       35,249,695
  Trading Assets .............................................        8,132,696
  Premises and fixed assets (including
    capitalized leases) ......................................          898,980
  Other real estate owned ....................................              911
  Investments in unconsolidated subsidiaries
    and associated companies .................................          220,609
  Customers' liability to this bank on
    acceptances outstanding ..................................          574,020
  Intangible assets ..........................................
    Goodwill .................................................        1,714,761
    Other intangible assets ..................................           49,213
  Other assets ...............................................        5,001,308
                                                                    -----------

Total assets .................................................      $73,954,859
                                                                    ===========
LIABILITIES
Deposits:
  In domestic offices ........................................      $29,175,631
  Noninterest bearing ........................................       11,070,277
  Interest-bearing ...........................................       18,105,354
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ...................................       24,596,600
  Noninterest bearing ........................................          321,299
  Interest-bearing ...........................................       24,275,301
Federal funds purchased and securities sold
  under agreements to repurchase .............................        1,922,197
Trading liabilities ...........................................       1,970,040
Other borrowed money:
  (includes mortgage indebtedness and
  obligations under capitalized leases) ......................        1,577,518
Bank's liability on acceptances executed and
  outstanding ................................................          575,362
Subordinated notes and debentures ............................        1,940,000
Other liabilities ............................................        5,317,831
                                                                    -----------
Total liabilities ............................................      $67,075,179
                                                                    ===========

EQUITY CAPITAL
Common Stock .................................................        1,135,284
Surplus ......................................................        1,055,508
Retained earnings ............................................        4,227,287
Accumulated other comprehensive income .......................          (38,602)
Other equity capital components ..............................                0
                                                                    -----------
Total equity capital .........................................        6,379,477
                                                                    -----------
Total liabilities and equity capital .........................      $73,954,859
                                                                    ===========

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                           Thomas J. Mastro,
                                           Senior Vice President and Comptroller


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that is has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi    }
Gerald L. Hassell  }  Directors
Alan R. Griffith   }